UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2024

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, Ronald A. Ballschmiede, Executive Vice President, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”) and the Company’s principal financial officer and principal accounting officer of Sterling Infrastructure, Inc. (the “Company”), notified the Company of his plan to retire in 2024.
On May 11, 2024, as part of its succession plan for Mr. Ballschmiede’s role, the Company’s Board of Directors appointed Sharon R. Villaverde as CFO and CAO and the Company’s principal financial officer and principal accounting officer, effective May 13, 2024 (the “Effective Date”). As part of the transition, Ms. Villaverde, age 50, will work with Mr. Ballschmiede, who will continue as Executive Vice President until his retirement. Ms. Villaverde previously joined the Company on March 4, 2024, as Vice President of Finance.
From 2018 until joining the Company, Ms. Villaverde served as Vice President and CAO at Dycom Industries, Inc. Prior to that, she served as Vice President of Finance at Natus Medical Incorporated and in accounting and financial management roles at Lockheed Martin Corporation and Alcon Inc. Ms. Villaverde began her career as an accountant at Deloitte & Touche after earning a Bachelor of Science in Accounting from the University of Central Oklahoma. Ms. Villaverde is a Certified Public Accountant.
Ms. Villaverde’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Villaverde and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions in which Ms. Villaverde has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with her appointment, the Compensation Committee of the Board approved a compensation package for Ms. Villaverde consisting of cash and equity components. As of the Effective Date, Ms. Villaverde will have a base salary of $500,000. Ms. Villaverde will also be eligible to participate in the Company’s annual short-term cash-based incentive plan, under which Ms. Villaverde’s target cash payment will be equal to 75% of her base salary, with such payment to be calculated 75% based on the Company’s corporate financial metric(s) and 25% on non-financial strategic metrics. Ms. Villaverde will also be eligible to participate in the Company’s annual long-term, equity-based incentive plan, under which Ms. Villaverde’s target award will be 115% of her base salary, with 40% of the target award in the form of restricted stock units, subject to time-based vesting over three years, and 60% in the form of performance-based stock units, with payout based upon the achievement of certain performance metrics and vesting at the end of a three-year period.

Item 7.01	Regulation FD Disclosure.

On May 15, 2024, the Company issued a press release announcing Ms. Villaverde’s appointment as CFO and CAO, a copy of which is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 15, 2024 (furnished hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	May 15, 2024	By:	/s/ Mark D. Wolf
Mark D. Wolf
General Counsel and Corporate Secretary